Exhibit 10.3

SECURITY AND PLEDGE AGREEMENT

This SECURITY AND PLEDGE AGREEMENT, dated as of November 16, 2016 (this “Agreement”), is among NAC Global Technologies, Inc., a Nevada corporation (the “Company”), NAC Drive Systems, Inc., a Delaware corporation (“NACD”), a subsidiary of the Company, Swiss Heights Engineering S.A., a business company organized under the laws of Switzerland (“SHE”), a subsidiary of the Company, Bellelli Engineering S.p.A., a business company organized under the laws of Italy (“BES”), a subsidiary of SHE and an indirect subsidiary of the Company, Bellelli USA LLC, a Texas limited liability company (“BUSA”), a subsidiary of BE North America, Corp. and an indirect subsidiary of the Company, BE North America, Corp., a Nevada corporation, a majority owned subsidiary of BES and an indirect subsidiary of the Company (“BEN” and together with NACD, SHE, BUSA, and BES, the “Subsidiaries” and together with the Company, the “Debtors”) and the holders of 1,578,948 shares (the “NACD Common Shares”) of NACD’s common stock, par value $0.01 per share, signatory hereto, their endorsees, transferees and assigns (collectively, the “Secured Parties”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Securities Purchase Agreement, dated November 4, 2016 (the “Purchase Agreement”), between the Company and the Secured Parties, the NACD issued to the Secured Parties the NACD Common Shares;

WHEREAS, upon the filing and effectiveness of the Certificate of Designations with the Secretary of State of the State of Nevada and pursuant to Section 2.5 of the Purchase Agreement, the Secured Parties shall automatically exchange the NACD Common Shares for a like number of shares (the “Preferred Shares”) of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share, and the Company shall issue the Preferred Shares in exchange for the NACD Common Shares;

WHEREAS, in the event that the filing of the Certificate of Designations with the Secretary of State of the State of Nevada has not occurred by December 9, 2016 (or in the event that the Company receives comments from the Commission, not later than December 30, 2016), then, the Company shall issue to the Purchaser, in lieu of Preferred Shares, 5% Senior Secured Convertible Promissory Note(s) due, subject to the terms therein (the “Notes”), twelve (12) months from their date of issuance (containing substantially similar terms and conditions to those contained in the Certificate of Designations) in the aggregate subscription amount of the Tranches actually funded by the Secured Parties as of such date in accordance with the purchase schedule set forth in Section 2.1 of the Purchase Agreement;

WHEREAS, in order to induce the Secured Parties to fund the Company, (a) the Company, Antonio Monesi, and Filippo M. Puglisi, individually and/or collectively, shall have executed and delivered the Security Documents (as defined in the Purchase Agreement) providing for the grant for the benefit of the Secured Parties, a guaranty of the Secured Obligations (as herein defined) and a valid, enforceable, and perfected pledge (as applicable) of and security interest in the Collateral to secure all of the Secured Obligations and (b) certain principals of the Debtors individually shall have executed Validity and Performance Guaranties (the “Performance Guaranties”); and

WHEREAS, in order to induce the Secured Parties to fund the Company, each Debtor has agreed to execute and deliver to the Secured Parties this Agreement and to grant the Secured Parties, pari passu with each other Secured Party, a security interest in certain property of such Debtor to secure the prompt payment, performance and discharge in full of all of the Secured Obligations under the Transaction Documents.

NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.        Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth in this Section 1. Terms used but not otherwise defined in this Agreement that are defined in Article 9 of the UCC (such as “account”, “chattel paper”, “commercial tort claim”, “deposit account”, “document”, “equipment”, “fixtures”, “general intangibles”, “goods”, “instruments”, “inventory”, “investment property”, “letter-of-credit rights”, “proceeds” and “supporting obligations”) shall have the respective meanings given such terms in Article 9 of the UCC. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

(a)        Assets” mean all the assets of the US Debtors, including the following personal property of the US Debtors (as defined below), whether presently owned or existing or hereafter acquired or coming into existence, wherever situated, and all additions and accessions thereto and all substitutions and replacements thereof, and all proceeds, products and accounts thereof, including, without limitation, all proceeds from the sale or transfer of the Collateral and of insurance covering the same and of any tort claims in connection therewith, and all dividends, interest, cash, notes, securities, equity interest or other property at any time and from time to time acquired, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Pledged Securities (as defined below):

(i)           All accounts, including, without limitation, all contract rights and accounts receivable, health-care-insurance receivables, and license fees; any other obligations or indebtedness owed to any Debtor from whatever source arising, all rights of any Debtor to receive any payments in money or kind; all guarantees of accounts and security therefor; all cash or non-cash proceeds of all of the foregoing; all of the right, title and interest of any Debtor in and with respect to the goods, services or other property which gave rise to or which secure any of the accounts and insurance policies and proceeds relating thereto, and all of the rights of any Debtor as an unpaid seller of goods or services, including, without limitation, the rights of stoppage in transit, replevin, reclamation and resale and all of the foregoing, whether now existing or hereafter created or acquired, together with all instruments, all documents of title representing any of the foregoing (“Accounts”);

(ii)           That certain lockbox account located at Compass Bank d/b/a BBVA Compass (“Depository Bank”) (the “Lockbox Account”), and all sums at any time deposited therein;

(iii)          All goods, including, without limitation, (A) all machinery, equipment, computers, motor vehicles, trucks, tanks, rigs, ships, appliances, furniture, special and general tools, fixtures, test and quality control devices and other equipment of every kind and nature and wherever situated, together with all documents of title and documents representing the same, all additions and accessions thereto, replacements therefor, all parts therefor, and all substitutes for any of the foregoing and all other items used and useful in connection with any Debtor’s businesses and all improvements thereto, and (B) all inventory;

(iv)          All contract rights and other general intangibles, including, without limitation, all partnership interests, membership interests, stock or other securities, rights under any of the Organizational Documents, agreements related to the Pledged Securities, licenses, distribution and other agreements, computer software (whether “off-the-shelf”, licensed from any third party or developed by any Debtor), computer software development rights, leases, franchises, customer lists, quality control procedures, grants and rights, goodwill, Intellectual Property and income tax refunds;

(v)          All documents, letter-of-credit rights, instruments and chattel paper;

(vi)         All commercial tort claims;

(vii)        All deposit accounts and all cash (whether or not deposited in such deposit accounts);

(viii)       All investment property;

(ix)          All supporting obligations;

(x)           All files, records, books of account, business papers, and computer programs; and

(xi)          The products and proceeds of all of the foregoing Collateral set forth in clauses (i)-(x) above.

Without limiting the generality of the foregoing, the “Assets” shall include all investment property and general intangibles respecting ownership and/or other equity interests in each Subsidiary, including, without limitation, the shares of capital stock and the other equity interests listed on Schedule H hereto (as the same may be modified from time to time pursuant to the terms hereof), and any other shares of capital stock and/or other equity interests of any other direct or indirect subsidiary of any Debtor obtained in the future, and, in each case, all certificates representing such shares and/or equity interests and, in each case, all rights, options, warrants, stock, other securities and/or equity interests that may hereafter be received, receivable or distributed in respect of, or exchanged for, any of the foregoing and all rights arising under or in connection with the Pledged Securities, including, but not limited to, all dividends, interest and cash.

Notwithstanding the foregoing, nothing herein shall be deemed to constitute an assignment of any asset which, in the event of an assignment, becomes void by operation of applicable law or the assignment of which is otherwise prohibited by applicable law (in each case to the extent that such applicable law is not overridden by Sections 9-406, 9-407 and/or 9-408 of the UCC or other similar applicable law); provided, however, that to the extent permitted by applicable law, this Agreement shall create a valid security interest in such asset and, to the extent permitted by applicable law, this Agreement shall create a valid security interest in the proceeds of such asset.

(b)        “Collateral” means the property in which the Secured Parties are granted a security interest pursuant to Section 2 of this Agreement.

(c)        “Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, (ii) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof, and all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, (iii) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade dress, service marks, logos, domain names and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common law rights related thereto, (iv) all trade secrets arising under the laws of the United States, any other country or any political subdivision thereof, (v) all rights to obtain any reissues, renewals or extensions of the foregoing, (vi) all licenses for any of the foregoing, and (vii) all causes of action for infringement of the foregoing.

(d)        “Majority in Interest” means, at any time of determination, the majority in interest ((based on then-outstanding amounts of NACD Common Shares held by the Secured Parties (or as applicable subsequent to the exchange pursuant to Section 2.5 of the Purchase Agreement, the Preferred Shares or the Notes) at the time of such determination of the Secured Parties.

(e)        “Necessary Endorsements” means undated stock powers endorsed in blank or other proper instruments of assignment duly executed and such other instruments or documents as the Secured Parties (as that term is defined below) may reasonably request.

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(f)        “Secured Obligations” means all of the liabilities and obligations (primary, secondary, direct, contingent, sole, joint or several) due or to become due, or that are now or may be hereafter contracted or acquired, or owing to, of any Debtor to the Secured Parties, including, without limitation, all Secured Obligations under this Agreement, pursuant to the NACD Common Shares (or as applicable subsequent to the exchange pursuant to Section 2.5 of the Purchase Agreement, the Preferred Shares or the Notes), the Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock of the Company (the “Certificate of Designations”), the Purchase Agreement, the other Security Documents, and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith, in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such Secured Obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from any of the Secured Parties as a preference, fraudulent transfer or otherwise as such Secured Obligations may be amended, supplemented, converted, extended or modified from time to time. Without limiting the generality of the foregoing, the term “Secured Obligations” shall include, without limitation: (i) principal of, dividends, and any other amounts owed on the Preferred Shares as set forth in the Certificate of Designations (or as applicable, principal, of, and interest on the Notes) and the loans extended pursuant thereto; (ii) any and all other fees, indemnities, costs, obligations and liabilities of the Debtors from time to time under or in connection with this Agreement, the NACD Common Shares (or as applicable subsequent to the exchange pursuant to Section 2.5 of the Purchase Agreement, the Preferred Shares or the Notes), the Certificate of Designations, the other Security Documents and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith; and (iii) all amounts (including but not limited to post-petition interest) in respect of the foregoing that would be payable but for the fact that the Secured Obligations to pay such amounts are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Debtor.

(g)        “Organizational Documents” means with respect to any Debtor, the documents by which such Debtor was organized (such as a articles of incorporation, certificate of limited partnership or articles of organization, and including, without limitation, any certificates of designation for preferred stock or other forms of preferred equity) and which relate to the internal governance of such Debtor (such as bylaws, a partnership agreement or an operating, limited liability or members agreement).

(h)        “Permitted Liens” means the following:

(i)           Liens imposed by law for taxes that are not yet due or are being contested in good faith, which in each case, have been appropriately reserved for;

(ii)          carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than thirty (30) days or are being contested in good faith;

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(iii)          pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(iv)         deposits to secure the performance of bids, trade contracts, leases, statutory Secured Obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(v)          Liens under this Agreement;

(vi)         Liens in respect of the loans, advances, and other financial accommodations provided by applicable institutions to the specified Debtor as set forth on Schedule 1(g) attached to this Agreement in effect on the date hereof; and

(vi)         any other liens in favor of the Lender.

(i)        “Pledged Interests” shall have the meaning ascribed to such term in Section 4(j).

(j)        “Pledged Securities” shall have the meaning ascribed to such term in Section 4(i).

(k)        “UCC” means the Uniform Commercial Code of the State of New York and or any other applicable law of any state or states which has jurisdiction with respect to all, or any portion of, the Collateral or this Agreement, from time to time. It is the intent of the parties that defined terms in the UCC should be construed in their broadest sense so that the term “Collateral” will be construed in its broadest sense. Accordingly if there are, from time to time, changes to defined terms in the UCC that broaden the definitions, they are incorporated herein and if existing definitions in the UCC are broader than the amended definitions, the existing ones shall be controlling.

2.        Grant of Security Interest in Collateral. As an inducement for the Secured Parties to fund the Company as evidenced by the issuance of the NACD Common Shares (or as applicable subsequent to the exchange pursuant to Section 2.5 of the Purchase Agreement, the Preferred Shares or the Notes) and to secure the complete and timely payment, performance and discharge in full, as the case may be, of all of the Secured Obligations, (i) each of the Company, BUSA and NACD (collectively, the “US Debtors”) hereby unconditionally and irrevocably pledges, grants and hypothecates to the Secured Parties upon the filing and recordation of the financing statements by the applicable state agency described in Section 4 and compliance with the provisions of Section 3, a perfected, first priority security interest in and to, a lien upon and a right of set-off against all of their respective right, title and interest of whatsoever kind and nature in and to, their Assets (a “U.S. Security Interest” and, collectively, the “U.S. Security Interests”), (ii) each of SHE and BES (collectively, the “Foreign Debtors”) hereby unconditionally and irrevocably pledges, grants and hypothecates to the Secured Parties a security interest in and to, a lien upon and a right of set-off against all of their respective right, title and interest of whatsoever kind and nature in and to their Accounts , which in each case, is not subject to any lien or other encumbrance (the “Foreign Receivables Security Interest”) and (iii) each of the Company, SHE and BEN hereby unconditionally and irrevocably pledges, grants and hypothecates to the Secured Parties a security interest in and to, a lien upon and a right of set-off against all of their respective right, title and interest of whatsoever kind and nature in and to the Pledged Securities set forth on Schedule H hereto, (together with the U.S. Security Interests, the “Security Interests”).

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3.        Delivery of Certain Collateral. Contemporaneously or prior to the execution of this Agreement, each Debtor shall deliver or cause to be delivered to the Secured Parties (a) any and all certificates and other instruments representing or evidencing the Pledged Securities, and (b) any and all certificates and other instruments or documents representing any of the other Collateral, in each case, together with all Necessary Endorsements. Notwithstanding the foregoing or anything else contained herein, SHE shall only be obligated to deliver the certificates evidencing its ownership interest of BES upon its purchase from the Italian governmental agency of the 22% of BES currently owned by such Italian governmental agency, or if earlier, upon such Italian governmental agency’s release of its claim to any shares of BES. The Debtors are, contemporaneously with the execution hereof, delivering to Secured Parties, or have previously delivered to Secured Parties, a true and correct copy of each of the Organizational Documents governing any of the Pledged Securities.

Notwithstanding the foregoing, the Secured Party shall release the Pledged Securities together with all Necessary Endorsements, upon Debtors’ compliance with all of the following: (a) the Registration Statement on Form S-1 (the “Registration Statement”) that is the subject of that certain Registration Rights Agreement dated as of the date hereof for the benefit of Secured Parties has been declared effective covering all the Registrable Securities, as defined therein, as Secured Parties desire to have registered and ninety (90) thereafter have elapsed; (b) Debtors are in material compliance with all their representations, warranties, covenants contained in the Transaction Documents; (c) no Event of Default (as defined below) shall have occurred and be continuing; and (d) no material adverse change has occurred with respect to Debtors, their business or their prospects.

4.        Representations, Warranties, Covenants and Agreements of the Debtors. Except as set forth under the corresponding Section of the disclosure schedules delivered to the Secured Parties concurrently herewith (the “Disclosure Schedules”), which Disclosure Schedules shall be deemed a part hereof, each Debtor represents and warrants to, and covenants and agrees with, the Secured Parties as follows (it being understood and agreed that the following sub-sections of this Section 4 will apply only to the US Debtors and not to the Foreign Debtors: (m), (n), , (w), (cc), (dd), (ee), (ff), (gg), and (mm):

(a)        Each Debtor has the requisite corporate, partnership, limited liability company or other power and authority to enter into this Agreement and otherwise to carry out its Secured Obligations hereunder. The execution, delivery and performance by each Debtor of this Agreement and the filings contemplated therein have been duly authorized by all necessary action on the part of such Debtor and no further action is required by such Debtor. This Agreement has been duly executed by each Debtor. This Agreement constitutes the legal, valid and binding obligation of each Debtor, enforceable against each Debtor in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws of general application relating to or affecting the rights and remedies of creditors and by general principles of equity.

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(b)        The Debtors have no place of business or offices where their respective books of account and records are kept (other than temporarily at the offices of its attorneys or accountants) or places where Collateral is stored or located, except as set forth on Schedule A attached hereto. Except as specifically set forth on Schedule A, each Debtor is the record owner of the real property where such Collateral is located, and there exist no mortgages or other liens on any such real property except for liens as set forth on Schedule A. Except as disclosed on Schedule A, none of such Collateral is in the possession of any consignee, bailee, warehouseman, agent or processor.

(c)        Except as set forth on Schedule B attached hereto, the Debtors are the sole owners of the Collateral (except for non-exclusive licenses granted by any Debtor in the ordinary course of business), free and clear of any liens, security interests, encumbrances, rights or claims, and are fully authorized to grant the Security Interests. Except as set forth on Schedule C attached hereto, there is not on file in any governmental or regulatory authority, agency or recording office an effective financing statement, security agreement, license or transfer or any notice of any of the foregoing (other than those that will be filed in favor of the Secured Parties pursuant to this Agreement) covering or affecting any of the Collateral. Except as set forth on Schedule C attached hereto and except pursuant to this Agreement, as long as this Agreement shall be in effect, the Debtors shall not execute and shall not knowingly permit to be on file in any such office or agency any other financing statement or other document or instrument (except to the extent filed or recorded in favor of the Secured Parties pursuant to the terms of this Agreement).

(d)        No written claim has been received that any Collateral or any Debtor's use of any Collateral violates the rights of any third party. There has been no adverse decision to any Debtor's claim of ownership rights in or exclusive rights to use the Collateral in any jurisdiction or to any Debtor's right to keep and maintain such Collateral in full force and effect, and there is no proceeding involving said rights pending or, to the best knowledge of any Debtor, threatened before any court, judicial body, administrative or regulatory agency, arbitrator or other governmental authority.

(e)        Each Debtor shall at all times maintain its books of account and records relating to the Collateral at its principal place of business and its Collateral at the locations set forth on Schedule A attached hereto and may not relocate such books of account and records or tangible Collateral unless it delivers to the Secured Parties at least 30 days prior to such relocation (i) written notice of such relocation and the new location thereof (which, unless otherwise agreed must for the US Debtors be within the United States) and (ii) for the US Debtors and to the extent necessary or required, evidence that appropriate financing statements under the UCC and other necessary documents have been filed and recorded and other steps have been taken to perfect the Security Interests to create in favor of the Secured Parties a valid, perfected and continuing perfected first priority lien in their Assets. For Foreign Debtors, their books and records may be located at location outside of the US (as set forth on Schedule A), provided that the Debtors pay Secured Parties’ reasonable costs and expenses (inclusive of business class airfare, transportation, lodgings, meals, and professional fees incurred reviewing such books and records). So long as there be no Event of Default that has occurred or is continuing such inspections (and the obligation to reimburse Secured Parties for their reasonable costs and expenses) shall be limited to one time during any 12 month period.

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(f)        With respect to the US Debtors, upon the filing and recordation of the financing statements by the applicable state agencies described herein and compliance with Section 3 of this Agreement creates in favor of the Secured Parties a valid first priority security interest in their Assets in accordance with Section 2, securing the payment and performance of the Secured Obligations. Upon making the filings described in the immediately following paragraph, all security interests created hereunder in any Assets which may be perfected by filing Uniform Commercial Code financing statements shall have been duly perfected. Except for (i) the filing of the Uniform Commercial Code financing statements referred to in the immediately following paragraph, (ii) such actions set forth in the written opinions of the Debtors’ foreign counsel that are being furnished to the Secured Parties pursuant hereto, which actions shall be accomplished promptly after the date hereof, (iii) [reserved], (iv) the execution and delivery of deposit account control agreements satisfying the requirements of Section 9-104(a)(2) of the UCC with respect to each deposit account of the Debtors, (v) if there is any investment property or deposit account included as Collateral that can be perfected by “control” through an account control agreement, the execution and delivery of securities account control agreements satisfying the requirements of 9-106 of the UCC with respect to each such investment property of the Debtors, and (vi) the delivery of the certificates and other instruments provided in Section 3, Section 4(aa) and Section 4(cc), no action is necessary to create, perfect or protect the security interests created hereunder. Without limiting the generality of the foregoing, except for the foregoing, no consent of any third parties and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for (x) the execution, delivery and performance of this Agreement, (y) the creation or perfection of the Security Interests created hereunder in the Collateral or (z) the enforcement of the rights of the Secured Parties and the Secured Parties hereunder.

(g)        Each Debtor hereby authorizes the Secured Parties to file one or more financing statements under the UCC, with respect to the Security Interests, with the proper filing and recording agencies in any jurisdiction deemed proper by it.

(h)        The execution, delivery and performance of this Agreement by the Debtors does not (i) violate any of the provisions of any Organizational Documents of any Debtor or any judgment, decree, order or award of any court, governmental body or arbitrator or any applicable law, rule or regulation applicable to any Debtor or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing any Debtor's debt or otherwise) or other understanding to which any Debtor is a party or by which any property or asset of any Debtor is bound or affected. If any, all required consents (including, without limitation, from stockholders or creditors of any Debtor) necessary for any Debtor to enter into and perform its Secured Obligations hereunder have been obtained.

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(i)        Except as set forth in Schedule H hereto, the capital stock and other equity interests listed on Schedule H hereto (the “Pledged Securities”) represent all of the capital stock and other equity interests of the Subsidiaries, and represent all capital stock and other equity interests owned, directly or indirectly, by the Debtors named therein. All of the Pledged Securities are validly issued, fully paid and nonassessable, and the Debtors named on Schedule H hereto are the legal and beneficial owner of the Pledged Securities, free and clear of any lien, security interest or other encumbrance except for the security interests created by this Agreement.

(j)        The ownership and other equity interests in partnerships and limited liability companies (if any) included in the Collateral (the “Pledged Interests”) by their express terms do provide that they are securities governed by Article 8 of the UCC.

(k) Each Debtor shall at all times maintain the liens and Security Interests provided for hereunder as valid and perfected, first priority liens and security interests in the Collateral in favor of the Secured Parties until this Agreement and the Security Interest hereunder shall be terminated pursuant to Section 14 hereof. Each Debtor hereby agrees to defend the same against the claims of any and all persons and entities. Each Debtor shall safeguard and protect all Collateral for the account of the Secured Parties. At the request of the Secured Parties, each Debtor will sign and deliver to the Secured Parties on behalf of the Secured Parties at any time or from time to time one or more financing statements pursuant to the UCC in form reasonably satisfactory to the Secured Parties and will pay the cost of filing the same in all public offices wherever filing is, or is deemed by the Secured Parties to be, necessary or desirable to effect the rights and Secured Obligations provided for herein. Without limiting the generality of the foregoing, each Debtor shall pay all fees, taxes and other amounts necessary to maintain the Collateral and the Security Interests hereunder, and each Debtor shall obtain and furnish to the Secured Parties from time to time, upon demand, such releases and/or subordinations of claims and liens which may be required to maintain the priority of the Security Interests hereunder.

(l)        No Debtor will transfer, pledge, hypothecate, encumber, license, sell or otherwise dispose of any of the Collateral (except for non-exclusive licenses granted by a Debtor in its ordinary course of business, sales of inventory by a Debtor in its ordinary course of business and the replacement of worn-out or obsolete equipment by a Debtor in its ordinary course of business) without the prior written consent of a Majority in Interest.

(m)        Each Debtor shall keep and preserve its equipment, inventory and other tangible Collateral in good condition, repair and order and shall not operate or locate any such Collateral (or cause to be operated or located) in any area excluded from insurance coverage.

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(n)        Each Debtor shall maintain with financially sound and reputable insurers, insurance with respect to the Collateral, including Collateral hereafter acquired, against loss or damage of the kinds and in the amounts customarily insured against by entities of established reputation having similar properties similarly situated and in such amounts as are customarily carried under similar circumstances by other such entities and otherwise as is prudent for entities engaged in similar businesses but in any event sufficient to cover the full replacement cost thereof. Each Debtor shall cause each insurance policy issued in connection herewith to provide, and the insurer issuing such policy to certify to the Secured Parties, that (i) the Secured Parties will be named as lender loss payee and additional insured under each such insurance policy; (ii) if such insurance be proposed to be cancelled or materially changed for any reason whatsoever, such insurer will promptly notify the Secured Parties and such cancellation or change shall not be effective as to the Secured Parties for at least thirty (30) days after receipt by the Secured Parties of such notice, unless the effect of such change is to extend or increase coverage under the policy; and (iii) the Secured Parties will have the right (but no obligation) at its election to remedy any default in the payment of premiums within thirty (30) days of notice from the insurer of such default. If no Triggering Event exists (or as applicable, Event of Default (as defined in the Notes)) exists and if the proceeds arising out of any claim or series of related claims do not exceed $25,000, loss payments in each instance will be applied by the applicable Debtor to the repair and/or replacement of property with respect to which the loss was incurred to the extent reasonably feasible, and any loss payments or the balance thereof remaining, to the extent not so applied, shall be payable to the applicable Debtor; provided, however, that payments received by any Debtor after an Event of Default occurs and is continuing or in excess of $25,000 for any occurrence or series of related occurrences shall be paid to the Secured Parties and, if received by such Debtor, shall be held in trust for the Secured Parties and immediately paid over to the Secured Parties unless otherwise directed in writing by the Secured Parties. Copies of such policies or the related certificates, in each case, naming the Secured Parties as lender loss payee and additional insured shall be delivered to the Secured Parties at least annually and at the time any new policy of insurance is issued.

(o)        Each Debtor shall, within five (5) days of obtaining knowledge thereof, advise the Secured Parties promptly, in sufficient detail, of any material adverse change in the Collateral, and of the occurrence of any event which would have a material adverse effect on the value of the Collateral or on the Secured Parties’ security interest, through the Secured Parties, therein.

(p)        Each Debtor shall promptly execute and deliver to the Secured Parties such further deeds, mortgages, confessions of judgment, commitment letters, payment orders, assignments, security agreements, financing statements or other instruments, documents, certificates and assurances and take such further action as the Secured Parties may from time to time request and may in their sole discretion deem necessary to perfect, protect or enforce the Secured Parties’ security interest in the Collateral including, without limitation, if applicable, the execution and delivery of a separate security agreement with respect to each Debtor’s Intellectual Property (“Patent and Trademark Security Agreement”) in which the Secured Parties have been granted a security interest hereunder, substantially in a form reasonably acceptable to the Secured Parties, which Patent and Trademark Security Agreement, other than as stated therein, shall be subject to all of the terms and conditions hereof.

(q)        Each Debtor shall permit each Secured Party ongoing online access to all of Debtors’ accounts located at any institution, and, to this end, each Debtor hereby provides and will continue to provide such access information, equipment, login credentials, authorizations, user IDs, passwords, codes, and any other information as such Secured Party may request to obtain and maintain such access. In addition to the foregoing rights, upon reasonable prior notice (so long as no Event of Default has occurred or continuing, which in either such event, no prior notice is required), each Debtor shall permit the Secured Parties and their representatives to inspect the Collateral during normal business hours and to make copies of records pertaining to the Collateral as may be reasonably requested by the Secured Parties from time to time and to have access to Debtors’ personnel and independent public accountants. In addition to the foregoing, Debtors shall provide Secured Parties on a monthly basis, promptly at the end of the prior month and in all events, no later than the 10th day after the end of such month a detailed A/R aging report, including, without limitation, identifying all unencumbered A/R that may be assigned to or secured for the benefit of Secured Parties pursuant to a payment order, L/C or other collateral form. Debtors shall also promptly provide Secured Parties with bank statements and such other information as Secured Parties may reasonably request.

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(r)         Each Debtor shall take all steps reasonably necessary to diligently pursue and seek to preserve, enforce and collect any rights, claims, causes of action and accounts receivable in respect of the Collateral.

(s)        Each Debtor shall promptly notify the Secured Parties in sufficient detail upon becoming aware of any attachment, garnishment, execution or other legal process levied against any Collateral and of any other information received by such Debtor that may materially affect the value of the Collateral, the Security Interest or the rights and remedies of the Secured Parties hereunder.

(t)        All information heretofore, herein or hereafter supplied to the Secured Parties by or on behalf of any Debtor with respect to the Collateral is accurate and complete in all material respects as of the date furnished.

(u)        The Debtors shall at all times preserve and keep in full force and effect their respective valid existence and good standing and any rights and franchises material to its business.

(v)        No Debtor will change its name, type of organization, jurisdiction of organization, organizational identification number (if it has one), legal or corporate structure, or identity, or add any new fictitious name unless it provides at least 30 days prior written notice to the Secured Parties of such change and, at the time of such written notification, such Debtor provides any financing statements or fixture filings necessary to perfect and continue the perfection of the Security Interests granted and evidenced by this Agreement.

(w)       Except in the ordinary course of business, no Debtor may consign any of its inventory or sell any of its inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale without the consent of the Secured Parties which shall not be unreasonably withheld.

(x)        No Debtor may relocate its chief executive office to a new location without providing 30 days prior written notification thereof to the Secured Parties and so long as, at the time of such written notification, such Debtor provides any financing statements or fixture filings necessary to perfect and continue the perfection of the Security Interests granted and evidenced by this Agreement.

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(y)        Each Debtor was organized and remains organized solely under the laws of the jurisdictions set forth next to such Debtor’s name in Schedule D attached hereto, which Schedule D sets forth each Debtor’s organizational identification number or, if any Debtor does not have one, states that one does not exist.

(z)        (i) The actual name of each Debtor is the name set forth in Schedule D attached hereto; (ii) no Debtor has any trade names except as set forth on Schedule E attached hereto; (iii) no Debtor has used any name other than that stated in the preamble hereto or as set forth on Schedule E for the preceding five (5) years; and (iv) no entity has merged into any Debtor or been acquired by any Debtor within the past five years except as set forth on Schedule E.

(aa)      With respect to the Pledged Securities, at any time and from time to time that any such Collateral consists of additional certificated securities, the applicable Debtor shall deliver such Collateral to the Secured Parties.

(bb)     Each Debtor, in its capacity as issuer, hereby agrees to comply with any and all orders and instructions of Secured Parties regarding the Pledged Interests consistent with the terms of this Agreement without the further consent of any Debtor as contemplated by Section 8-106 (or any successor section) of the UCC. Further, each Debtor agrees that it shall not enter into a similar agreement (or one that would confer “control” within the meaning of Article 8 of the UCC) with any other person or entity.

(cc)      Each Debtor shall cause all tangible chattel paper constituting Collateral to be delivered to the Secured Parties, or, if such delivery is not possible, then to cause such tangible chattel paper to contain a legend noting that it is subject to the security interest created by this Agreement. To the extent that any Collateral consists of electronic chattel paper, the applicable Debtor shall cause the underlying chattel paper to be “marked” within the meaning of Section 9-105 of the UCC (or successor Section thereto).

(dd)     If there is any investment property or deposit account included as Collateral that can be perfected by “control” through an account control agreement, the applicable Debtor shall cause such an account control agreement, in form and substance in each case satisfactory to the Secured Parties, to be entered into and delivered to the Secured Parties.

(ee)      To the extent that any Collateral consists of letter-of-credit rights, the applicable Debtor shall cause the issuer of each underlying letter of credit to consent to an assignment of the proceeds thereof to the Secured Parties.

(ff)       To the extent that any Collateral is in the possession of any third party, the applicable Debtor shall join with the Secured Parties in notifying such third party of the Secured Parties’ security interest in such Collateral and shall use its best efforts to obtain an acknowledgement and agreement from such third party with respect to the Collateral, in form and substance reasonably satisfactory to the Secured Parties.

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(gg)     If any Debtor shall at any time hold or acquire a commercial tort claim, such Debtor shall promptly notify the Secured Parties in a writing signed by such Debtor of the particulars thereof and grant to the Secured Parties in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Secured Parties.

(hh)     Each Debtor shall immediately provide written notice to the Secured Parties of any and all accounts which arise out of contracts with any governmental authority and, to the extent necessary to perfect or continue the perfected status of the Security Interests in such accounts and proceeds thereof, shall execute and deliver to the Secured Parties an assignment of claims for such accounts and cooperate with the Secured Parties in taking any other steps required, in its judgment, under the Federal Assignment of Claims Act or any similar federal, state or local statute or rule to perfect or continue the perfected status of the Security Interests in such accounts and proceeds thereof.

(ii)        Debtors shall not organize any additional subsidiaries or engage in any restructuring or reorganization without the prior written consent of a Majority in Interest. Except for the intercompany transactions set forth in the Disclosure Schedules, Debtors are prohibited from engaging in any other intercompany transactions without the prior written consent of a Majority in Interest.

(jj)        Each Debtor shall vote the Pledged Securities to comply with the covenants and agreements set forth herein and in the Certificate of Designations (or as applicable, the Notes).

(kk)      Each Debtor shall register the pledge of the applicable Pledged Securities on the books of such Debtor. Each Debtor shall notify each issuer of Pledged Securities to register the pledge of the applicable Pledged Securities in the name of the Secured Parties on the books of such issuer. Further, except with respect to certificated securities delivered to the Secured Parties, the applicable Debtor shall deliver to Secured Parties an acknowledgement of pledge (which, where appropriate, shall comply with the requirements of the relevant UCC with respect to perfection by registration) signed by the issuer of the applicable Pledged Securities, which acknowledgement shall confirm that: (i) it has registered the pledge on its books and records; and (ii) at any time directed by Secured Parties during the continuation of an Event of Default, such issuer will transfer the record ownership of such Pledged Securities into the name of any designee of Secured Parties, will take such steps as may be necessary to effect the transfer, and will comply with all other instructions of Secured Parties regarding such Pledged Securities without the further consent of the applicable Debtor.

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(ll)        In the event that, upon an occurrence of an Event of Default, Secured Parties shall sell all or any of the Pledged Securities to another party or parties (herein called the “Transferee”) or shall purchase or retain all or any of the Pledged Securities, each Debtor shall, to the extent applicable: (i) deliver to Secured Parties or the Transferee, as the case may be, the articles of incorporation, bylaws, minute books, stock certificate books, corporate seals, deeds, leases, indentures, agreements, evidences of indebtedness, books of account, financial records and all other Organizational Documents and records of the Debtors and their direct and indirect subsidiaries (but not including any items subject to the attorney-client privilege related to this Agreement or any of the transactions hereunder); (ii) use its best efforts to obtain resignations of the persons then serving as officers and directors of the Debtors and their direct and indirect subsidiaries, if so requested; and (iii) use its best efforts to obtain any approvals that are required by any governmental or regulatory body in order to permit the sale of the Pledged Securities to the Transferee or the purchase or retention of the Pledged Securities by Secured Parties and allow the Transferee or Secured Parties to continue the business of the Debtors and their direct and indirect subsidiaries.

(mm)    Without limiting the generality of the other Secured Obligations of the Debtors hereunder, each Debtor shall promptly (i) cause to be registered at the United States Copyright Office all of its material copyrights, (ii) cause the security interest contemplated hereby with respect to all Intellectual Property registered at the United States Copyright Office or United States Patent and Trademark Office to be duly recorded at the applicable office, and (iii) give the Secured Parties notice whenever it acquires (whether absolutely or by license) or creates any additional material Intellectual Property.

(nn)     Each Debtor will from time to time, at the joint and several expense of the Debtors, promptly execute and deliver all such further instruments and documents, and take all such further action as may be necessary or desirable, or as the Secured Parties may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Secured Parties to exercise and enforce their rights and remedies hereunder and with respect to any Collateral or to otherwise carry out the purposes of this Agreement.

(oo)     Schedule F attached hereto lists all of the patents, patent applications, trademarks, trademark applications, registered copyrights, and domain names owned by any of the Debtors as of the date hereof. Schedule F lists all material licenses in favor of any Debtor for the use of any patents, trademarks, copyrights and domain names as of the date hereof. All material patents and trademarks of the Debtors have been duly recorded at the United States Patent and Trademark Office and all material copyrights of the Debtors have been duly recorded at the United States Copyright Office.

(pp)     Except as set forth on Schedule G attached hereto, none of the account debtors or other persons or entities obligated on any of the Collateral is a governmental authority covered by the Federal Assignment of Claims Act or any similar federal, state or local statute or rule in respect of such Collateral.

(qq)     At the request of the Secured Parties, until the Secured Obligations shall have been paid and performed in full, the Company covenants that, assuming a Majority in Interest consent to the formation or acquisition of any direct or indirect subsidiary of the Company, it shall promptly direct any direct or indirect subsidiary of the Company formed or acquired after the date hereof to enter into a Subsidiary guaranty agreement in favor of each Secured Party, in the form of attached as an exhibit to the Purchase Agreement.

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(rr)         The Disclosure Schedules set forth each bank account maintained by Debtors. No Debtor shall open up any additional bank account without the prior written consent of Secured Parties. Debtors shall not make any transfers among such bank accounts except in the ordinary course of business consistent with past practice.

(ss)        Each Account has been and will be incurred in the ordinary course of Debtors’ business, consistent with past practice and represents a bona obligation of the applicable account debtor enforceable against such account debtor in accordance with their respective terms. Each Account is collectable in its full amount in the ordinary course without the exercise of extraordinary means and there exists no defense, claim, chargeback, or right of setoff in connection with any such Account.

(tt)         Each Debtor hereby covenants and agrees that it will not, by amendment of its governing documents or through any restructuring, reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, or any other voluntary action, avoid or seek to avoid the observance or performance of any of terms of this Agreement or any other Transaction Document, and will at all times in good faith carry out all of the provisions of this Agreement and each other Transaction Document and take all action as may be required to protect the rights of the Secured Parties under this Agreement,

5.        Effect of Pledge on Certain Rights. If any of the Collateral subject to this Agreement consists of nonvoting equity or ownership interests (regardless of class, designation, preference or rights) that may be converted into voting equity or ownership interests upon the occurrence of certain events (including, without limitation, upon the transfer of all or any of the other stock or assets of the issuer), it is agreed by Debtors that the pledge of such equity or ownership interests pursuant to this Agreement or the enforcement of any of Secured Parties’ rights hereunder shall not be deemed to be the type of event which would trigger such conversion rights notwithstanding any provisions in the Organizational Documents or agreements to which any Debtor is subject or to which any Debtor is party.

6.        Defaults. The following events shall be “Events of Default”:

(a)         The occurrence (after applicable notice and cure periods) of any Triggering Events (as defined in the Certificate of Designations; or as applicable, any Event of Default (as defined in any other Transaction Document) under any other Transaction Document, and the related exercise by a Secured Party of mandatory redemption rights under the Certificate Designations or the acceleration of indebtedness under the Notes.

(b)         Any representation or warranty of any Debtor in this Agreement shall prove to have been incorrect in any material respect when made;

(c)         The failure by any Debtor to observe or perform any of its Secured Obligations hereunder for five (5) days after delivery to such Debtor of notice of such failure by or on behalf of a Secured Party unless such default is capable of cure but cannot be cured within such time frame and such Debtor is using best efforts to cure same in a timely fashion; or

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(d)         If any provision of this Agreement shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by any Debtor, or a proceeding shall be commenced by any Debtor, or by any governmental authority having jurisdiction over any Debtor, seeking to establish the invalidity or unenforceability thereof, or any Debtor shall deny that any Debtor has any liability or obligation purported to be created under this Agreement.

(e)         The failure by the Company to have a fully executed, valid, and enforceable deposit account control agreement as described in the Purchase Agreement by November 18, 2016.

(f)          The failure by the Company to have those certain payment orders as set forth in Schedule I hereto, fully executed, valid, and enforceable by November 25, 2016.

7.        Duty to Hold in Trust.

(a)         Upon the occurrence of any Event of Default and at any time thereafter, each Debtor shall, upon receipt of any revenue, income, dividend, interest or other sums subject to the Security Interests, whether payable pursuant to the Certificate of Incorporation of NACD (or as applicable, whether payable to the Certificate of Designations and the Preferred Shares; or as applicable, the Notes) or otherwise, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the same in trust for the Secured Parties and shall forthwith endorse and transfer any such sums or instruments, or both, to the Secured Parties, pro-rata in proportion to their respective then-currently subscription amount or outstanding principal amount of NACD Common Shares (or as applicable subsequent to the exchange pursuant to Section 2.5 of the Purchase Agreement, the Preferred Shares or the Notes) for application to the satisfaction of the Secured Obligations (and if any the Preferred Shares (or as applicable, the Notes) are not outstanding, pro-rata in proportion to the initial purchases of the remaining the Preferred Shares (or as applicable, the Notes)).

(b)         If any Debtor shall become entitled to receive or shall receive any securities or other property (including, without limitation, shares of Pledged Securities or instruments representing Pledged Securities acquired after the date hereof, or any options, warrants, rights or other similar property or certificates representing a dividend, or any distribution in connection with any recapitalization, reclassification or increase or reduction of capital, or issued in connection with any reorganization of such Debtor or any of its direct or indirect subsidiaries) in respect of the Pledged Securities (whether as an addition to, in substitution of, or in exchange for, such Pledged Securities or otherwise), such Debtor agrees to (i) accept the same as the agent of the Secured Parties; (ii) hold the same in trust on behalf of and for the benefit of the Secured Parties; and (iii) to deliver any and all certificates or instruments evidencing the same to Secured Parties on or before the close of business on the fifth business day following the receipt thereof by such Debtor, in the exact form received together with the Necessary Endorsements, to be held by Secured Parties subject to the terms of this Agreement as Collateral.

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8.        Rights and Remedies Upon Default.

Upon the occurrence of any Event of Default and at any time thereafter while such Event of Default is continuing, the Secured Parties shall have the following rights and remedies:

(a)        The right to exercise all of the remedies conferred hereunder and under the Certificate of Designations (or as applicable, the Notes) and the other Security Documents, and the Secured Parties shall have all the rights and remedies of a secured party under the UCC and any applicable foreign laws, rules, and regulations. Without limitation, the Secured Parties shall have the following rights and powers:

(i)          The right to take possession of the Collateral and, for that purpose, enter, with the aid and assistance of any person, any premises where the Collateral, or any part thereof, is or may be placed and remove the same, and each Debtor shall assemble the Collateral and make it available to the Secured Parties at places which the Secured Parties shall reasonably select, whether at such Debtor's premises or elsewhere, and make available to the Secured Parties, without rent, all of such Debtor’s respective premises and facilities for the purpose of the Secured Parties taking possession of, removing or putting the Collateral in saleable or disposable form.

(ii)         Upon notice to the Debtors by Secured Parties, the right to cease all rights of each Debtor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise with respect to the Pledged Securities and all rights of each Debtor to receive the dividends and interest which it would otherwise be authorized to receive and retain with respect thereto,. Upon such notice, Secured Parties shall have the right to receive, any interest, cash dividends or other payments on the Collateral and, exercise in such Secured Parties’ discretion all voting rights pertaining thereto. Without limiting the generality of the foregoing, Secured Parties shall have the right (but not the obligation) to exercise all rights with respect to the Collateral as they were the sole and absolute owner thereof, including, without limitation, to vote and/or to exchange, at their sole discretion, any or all of the Collateral in connection with a merger, reorganization, consolidation, recapitalization or other readjustment concerning or involving the Collateral or any Debtor or any of its direct or indirect subsidiaries.

(iii)        The right to operate the business of each US Debtor using the applicable Collateral and shall have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the Collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the Secured Parties may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to any Debtor or right of redemption of a Debtor, which are hereby expressly waived. Upon each such sale, lease, assignment or other transfer of Collateral, the Secured Parties may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the Collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities of any Debtor, which are hereby waived and released.

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(iv)         The right (but not the obligation) to notify any account debtors and any obligors under instruments or accounts that are part of the Collateral to make payments directly to the Secured Parties and to enforce the Debtors’ rights against such account debtors and obligors.

(v)          The right (but not the obligation) to direct any financial intermediary or any other person or entity holding any investment property that is part of the Collateral to transfer the same to the Secured Parties or their designee.

(vi)         The right (but not the obligation) to transfer any or all Intellectual Property registered in the name of any US Debtor at the United States Patent and Trademark Office and/or Copyright Office into the name of the Secured Parties or any designee or any purchaser of any Collateral.

(b)        The Secured Parties shall comply with any applicable law in connection with a disposition of Collateral and such compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. The Secured Parties may sell the Collateral without giving any warranties and may specifically disclaim such warranties. If the Secured Parties sells any of the Collateral on credit, the Debtors will only be credited with payments actually made by the purchaser. In addition, each Debtor waives (except as shall be required by applicable statute and cannot be waived) any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Secured Parties’ rights and remedies hereunder, including, without limitation, its right following (and during the continuance of) an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.

(c)        For the sole purpose of enabling the Secured Parties to further exercise rights and remedies under this Section 8 or elsewhere provided by agreement or applicable law, each Debtor hereby grants to the Secured Parties an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Debtor) to use, license or sublicense following (and during the continuance of) an Event of Default, any Intellectual Property now owned or hereafter acquired by such Debtor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

9.        Applications of Proceeds. The proceeds of any such sale, lease or other disposition of the Collateral hereunder or from payments made on account of any insurance policy insuring any portion of the Collateral shall be applied first, to the expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like (including, without limitation, any taxes, fees and other costs incurred in connection therewith) of the Collateral, to the reasonable attorneys’ fees and expenses incurred by the Secured Parties in enforcing the Secured Parties’ rights hereunder and in connection with collecting, storing and disposing of the Collateral, and then to satisfaction of the Secured Obligations pro rata among the Secured Parties (based on then- subscription amount or outstanding principal amounts of the NACD Common Shares (or as applicable subsequent to the exchange pursuant to Section 2.5 of the Purchase Agreement, the Preferred Shares or the Notes)) at the time of any such determination), and to the payment of any other amounts required by applicable law, after which the Secured Parties shall pay to the applicable Debtor any surplus proceeds. If, upon the sale, license or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which the Secured Parties are legally entitled, the Debtors will be liable for the deficiency, together with interest thereon, at the rate of 18% per annum or the lesser amount permitted by applicable law (the “Default Rate”), and the reasonable fees of any attorneys employed by the Secured Parties to collect such deficiency. To the extent permitted by applicable law, each Debtor waives all claims, damages and demands against the Secured Parties arising out of the repossession, removal, retention or sale of the Collateral, unless due solely to the gross negligence or willful misconduct of the Secured Parties as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction.

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10.        Securities Law Provision. Each Debtor recognizes that Secured Parties may be limited in its ability to effect a sale to the public of all or part of the Pledged Securities by reason of certain prohibitions in the Securities Act of 1933, as amended, or other federal or state securities laws (collectively, the “Securities Laws”), and may be compelled to resort to one or more sales to a restricted group of purchasers who may be required to agree to acquire the Pledged Securities for their own account, for investment and not with a view to the distribution or resale thereof. Each Debtor agrees that sales so made may be at prices and on terms less favorable than if the Pledged Securities were sold to the public, and that Secured Parties has no obligation to delay the sale of any Pledged Securities for the period of time necessary to register the Pledged Securities for sale to the public under the Securities Laws. Each Debtor shall cooperate with Secured Parties in its attempt to satisfy any requirements under the Securities Laws (including, without limitation, registration thereunder if requested by Secured Parties) applicable to the sale of the Pledged Securities by Secured Parties.

11.        Costs and Expenses. Each Debtor agrees to pay all reasonable out-of-pocket fees, costs and expenses incurred in connection with any filing required hereunder, including without limitation, any financing statements pursuant to the UCC, continuation statements, partial releases and/or termination statements related thereto or any expenses of any searches reasonably required by the Secured Parties. The Debtors shall also pay all other claims and charges which in the reasonable opinion of the Secured Parties are reasonably likely to prejudice, imperil or otherwise affect the Collateral or the Security Interests therein. The Debtors will also, upon demand, pay to the Secured Parties the amount of any and all reasonable expenses, including the reasonable fees and expenses of their counsel and of any experts and agents, which the Secured Parties, may incur in connection with the creation, perfection, protection, satisfaction, foreclosure, collection or enforcement of the Security Interest and the preparation, administration, continuance, amendment or enforcement of this Agreement and pay to the Secured Parties the amount of any and all reasonable expenses, including the reasonable fees and expenses of their counsel and of any experts and agents, which the Secured Parties may incur in connection with (i) the enforcement of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, or (iii) the exercise or enforcement of any of the rights of the Secured Parties under the NACD Common Shares (or as applicable subsequent to the exchange pursuant to Section 2.5 of the Purchase Agreement, the Preferred Shares or the Notes). Until so paid, any fees payable hereunder shall be added to the Secured Obligations and shall bear interest at the Default Rate.

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12.        Responsibility for Collateral. The Debtors assume all liabilities and responsibility in connection with all Collateral, and the Secured Obligations shall in no way be affected or diminished by reason of the loss, destruction, damage or theft of any of the Collateral or its unavailability for any reason. Without limiting the generality of the foregoing and except as required by applicable law, (a) no Secured Party (i) has any duty (either before or after an Event of Default) to collect any amounts in respect of the Collateral or to preserve any rights relating to the Collateral, or (ii) has any obligation to clean-up or otherwise prepare the Collateral for sale, and (b) each Debtor shall remain obligated and liable under each contract or agreement included in the Collateral to be observed or performed by such Debtor thereunder. No Secured Party shall have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by any Secured Party of any payment relating to any of the Collateral, nor shall any Secured Party be obligated in any manner to perform any of the Secured Obligations of any Debtor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by any Secured Party in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Secured Parties or to which any Secured Party may be entitled at any time or times.

13.        Security Interests Absolute. All rights of the Secured Parties and all Secured Obligations of each Debtor hereunder, shall be absolute and unconditional, irrespective of: (a) any lack of validity or enforceability of this Agreement, NACD Common Shares (or as applicable subsequent to the exchange pursuant to Section 2.5 of the Purchase Agreement, the Preferred Shares or the Notes), the Certificate of Designations, or any agreement entered into in connection with the foregoing, or any portion hereof or thereof, against any other Debtor or Subsidiary; (b) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the NACD Common Shares (or as applicable subsequent to the exchange pursuant to Section 2.5 of the Purchase Agreement, the Preferred Shares or the Notes) or any other agreement entered into in connection with the foregoing; (c) any exchange, release or nonperfection of any of the Collateral, or any release or amendment or waiver of or consent to departure from any other collateral for, or any of the other Security Documents, or any other security, for all or any of the Secured Obligations; (d) any action by the Secured Parties to obtain, adjust, settle and cancel in their sole discretion any insurance claims or matters made or arising in connection with the Collateral; or (e) any other circumstance which might otherwise constitute any legal or equitable defense available to a Debtor, or a discharge of all or any part of the Security Interests granted hereby. Until the Secured Obligations shall have been paid and performed in full, the rights of the Secured Parties shall continue even if the Secured Obligations are barred for any reason, including, without limitation, the running of the statute of limitations. Each Debtor expressly waives presentment, protest, notice of protest, demand, notice of nonpayment and demand for performance. In the event that at any time any transfer of any Collateral or any payment received by the Secured Parties hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States, or shall be deemed to be otherwise due to any party other than the Secured Parties, then, in any such event, each Debtor’s Secured Obligations hereunder shall survive cancellation of this Agreement, and shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this Agreement, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof. Each Debtor waives all right to require the Secured Parties to proceed against any other person or entity or to apply any Collateral which the Secured Parties may hold at any time, or to marshal assets, or to pursue any other remedy. Each Debtor waives any defense arising by reason of the application of the statute of limitations to any obligation secured hereby.

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14.        Term of Agreement. This Agreement and the Security Interests shall terminate on the date on which all payments under the Preferred Shares (or as applicable, the Notes) have been indefeasibly paid in full and all other Secured Obligations have been paid or discharged; provided, however, that all indemnities of the Debtors contained in this Agreement (including, without limitation, Annex A hereto) shall survive and remain operative and in full force and effect regardless of the termination of this Agreement.

15.        Power of Attorney; Further Assurances.

(a)        Each Debtor authorizes the Secured Parties, and does hereby make, constitute and appoint the Secured Parties and their officers, agents, successors or assigns with full power of substitution, as such Debtor’s true and lawful attorney-in-fact, with power, in the name of the Secured Parties or such Debtor, to, after the occurrence and during the continuance of an Event of Default, (i) endorse any note, checks, drafts, money orders or other instruments of payment (including payments payable under or in respect of any policy of insurance) in respect of the Collateral that may come into possession of the Secured Parties; (ii) to sign and endorse any financing statement pursuant to the UCC or any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts, and other documents relating to the Collateral; (iii) to pay or discharge taxes, liens, security interests or other encumbrances at any time levied or placed on or threatened against the Collateral; (iv) to demand, collect, receipt for, compromise, settle and sue for monies due in respect of the Collateral; (v) to transfer any Intellectual Property that is part of the Collateral or provide licenses respecting any such Intellectual Property; and (vi) generally, at the option of the Secured Parties, and at the expense of the Debtors, at any time, or from time to time, to execute and deliver any and all documents and instruments and to do all acts and things which the Secured Parties deems necessary to protect, preserve and realize upon the Collateral and the Security Interests granted therein in order to effect the intent of this Agreement, the Certificate of Designations, and NACD Common Shares (or as applicable subsequent to the exchange pursuant to Section 2.5 of the Purchase Agreement, the Preferred Shares or the Notes), all as fully and effectually as the Debtors might or could do; and each Debtor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Secured Obligations shall be outstanding. The designation set forth herein shall be deemed to supersede any inconsistent provision in other documents or agreements to which any Debtor is subject or to which any Debtor is a party. Without limiting the generality of the foregoing, after the occurrence and during the continuance of an Event of Default, each Secured Party is specifically authorized to execute and file any applications for or instruments of transfer and assignment of any patents, trademarks, copyrights or other Intellectual Property that is part of the Collateral with the United States Patent and Trademark Office and the United States Copyright Office.

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(b)        On a continuing basis, each Debtor will make, execute, acknowledge, deliver, file and record, as the case may be, with the proper filing and recording agencies in any jurisdiction, including, without limitation, the jurisdictions indicated on Schedule C attached hereto, all such instruments, and take all such action as may reasonably be deemed necessary or advisable, or as reasonably requested by the Secured Parties, to perfect the Security Interests granted hereunder and otherwise to carry out the intent and purposes of this Agreement, or for assuring and confirming to the Secured Parties the grant or perfection of a perfected security interest in all the Collateral under the UCC.

(c)        Each Debtor hereby irrevocably appoints the Secured Parties as such Debtor’s attorney-in-fact, with full authority in the place and instead of such Debtor and in the name of such Debtor, from time to time in the Secured Parties’ discretion, to take any action and to execute any instrument which the Secured Parties may deem necessary or advisable to accomplish the purposes of this Agreement, including the filing, in their sole discretion, of one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of such Debtor where permitted by law, which financing statements may (but need not) describe the Assets as “all assets” or “all personal property” or words of like import, and ratifies all such actions taken by the Secured Parties. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Secured Obligations shall be outstanding.

16.        Notices. All notices, requests, demands and other communications hereunder shall be subject to the notice provision of the Purchase Agreement.

17.        Other Security. To the extent that the Secured Obligations are now or hereafter secured by property other than the Collateral or by the other Security Documents, endorsement or property of any other person, firm, corporation or other entity, then the Secured Parties shall have the right, in their sole discretion, to pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of the Secured Parties’ rights and remedies hereunder.

18.        Appointment of Collateral Agent. The Secured Parties in their sole discretion may delegate certain of their rights hereunder to one or more collateral agents. If and as applicable, the Secured Parties may insert the name of the selected collateral agent in this Section 18. To this end, the Secured Parties hereby appoint                        to act as their collateral agent (the “Collateral Agent”) for purposes of exercising any and all rights and remedies of the Secured Parties hereunder. Such appointment shall continue until revoked in writing by a Majority in Interest, at which time a Majority in Interest may appoint a new Collateral Agent.

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19.        Miscellaneous.

(a)        No course of dealing between the Debtors and the Secured Parties, nor any failure to exercise, nor any delay in exercising, on the part of the Secured Parties, any right, power or privilege hereunder or under the Certificate of Designations or the NACD Common Shares (or as applicable subsequent to the exchange pursuant to Section 2.5 of the Purchase Agreement, the Preferred Shares or the Notes), shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(b)        All of the rights and remedies of the Secured Parties with respect to the Collateral, whether established hereby or by the Certificate of Designations or the NACD Common Shares (or as applicable subsequent to the exchange pursuant to Section 2.5 of the Purchase Agreement, the Preferred Shares or the Notes) or by any other agreements, instruments or documents or by law shall be cumulative and may be exercised singly or concurrently.

(c)        This Agreement, together with the exhibits and schedules hereto and the other Transaction Documents, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into this Agreement and the exhibits and schedules hereto. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Debtors and the Secured Parties holding 67% or more of the NACD Common Shares (or as applicable subsequent to the exchange pursuant to Section 2.5 of the Purchase Agreement, the Preferred Shares or the Notes) then outstanding, or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.

(d)        If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(e)        No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

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(f)        This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company and the Subsidiaries may not assign this Agreement or any rights or Secured Obligations hereunder without the prior written consent of each Secured Party (other than by merger). Any Secured Party may assign any or all of its rights under this Agreement to any Person (as defined in the Purchase Agreement) to whom such Secured Party assigns or transfers any Secured Obligations, provided such transferee agrees in writing to be bound, with respect to the transferred Secured Obligations, by the provisions of this Agreement that apply to the “Secured Parties.”

(g)        Each party shall take such further action and execute and deliver such further documents as may be necessary or appropriate in order to carry out the provisions and purposes of this Agreement.

(h)        Except to the extent mandatorily governed by the jurisdiction or situs where the Collateral is located, all questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Except to the extent mandatorily governed by the jurisdiction or situs where the Collateral is located, each Debtor agrees that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement, the Certificate of Designations, and the NACD Common Shares (or as applicable subsequent to the exchange pursuant to Section 2.5 of the Purchase Agreement, the Preferred Shares or the Notes) (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan. Except to the extent mandatorily governed by the jurisdiction or situs where the Collateral is located, each Debtor hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

(i)        This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

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(j)        All Debtors shall jointly and severally be liable for the Secured Obligations of each Debtor to the Secured Parties hereunder.

(k)        Each Debtor shall indemnify, reimburse and hold harmless the Secured Parties and their respective partners, members, shareholders, officers, directors, employees and agents (inclusive of any Collateral Agent appointed by the Secured Parties in accordance with the terms hereof) (and any other persons with other titles that have similar functions) (collectively, “Indemnitees”) from and against any and all losses, claims, liabilities, damages, penalties, suits, costs and expenses, of any kind or nature, (including fees relating to the cost of investigating and defending any of the foregoing) imposed on, incurred by or asserted against such Indemnitee in any way related to or arising from or alleged to arise from this Agreement or the Collateral, except any such losses, claims, liabilities, damages, penalties, suits, costs and expenses which result from the gross negligence or willful misconduct of the Indemnitee as determined by a final, nonappealable decision of a court of competent jurisdiction. This indemnification provision is in addition to, and not in limitation of, any other indemnification provision in the Certificate of Designations (or as applicable, the Notes), the Purchase Agreement (as such term is defined in the Notes) or any other agreement, instrument or other document executed or delivered in connection herewith or therewith.

(l)         Nothing in this Agreement shall be construed to subject any Secured Party to liability as a partner in any Debtor or any if its direct or indirect subsidiaries that is a partnership or as a member in any Debtor or any of its direct or indirect subsidiaries that is a limited liability company, no Secured Party be deemed to have assumed any Secured Obligations under any partnership agreement or limited liability company agreement, as applicable, of any such Debtor or any of its direct or indirect subsidiaries or otherwise, unless and until any such Secured Party exercises its right to be substituted for such Debtor as a partner or member, as applicable, pursuant hereto.

(m)       To the extent that the grant of the security interest in the Collateral and the enforcement of the terms hereof require the consent, approval or action of any partner or member, as applicable, of any Debtor or any direct or indirect subsidiary of any Debtor or compliance with any provisions of any of the Organizational Documents, the Debtors hereby represent that all such consents and approvals have been obtained.

(n)        [Reserved].

[SIGNATURE PAGE OF DEBTORS FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed on the day and year first above written.

NAC GLOBAL TECHNOLOGIES, Inc.

By:
Name:
Title:

SWISS HEIGHTS ENGINEERING, S.A.

By:
Name:
Title:

NAC DRIVE SYSTEMS, InC.

By:
Name:
Title:

Bellelli Engineering S.p.A.

By:
Name:
Title:

BE North America, Corp.

By:
Name:
Title:

Bellelli USA LLC

By:
Name:
Title:

[SIGNATURE PAGE OF SECURED PARTIES FOLLOWS]

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[SIGNATURE PAGE OF SECURED PARTIES TO SECURITY AGREEMENT]

Name of Secured Party: ________________________

Signature of Authorized Signatory of Secured Party: _________________________

Name of Authorized Signatory: _________________________

Title of Authorized Signatory: __________________________

Name of Secured Party: __________________________

Signature of Authorized Signatory of Secured Party: _________________________

Name of Authorized Signatory: _________________________

Title of Authorized Signatory: __________________________

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ANNEX A

to

SECURITY

AGREEMENT

THE COLLATERAL AGENT

1.        Appointment. The Secured Parties (all capitalized terms used herein and not otherwise defined shall have the respective meanings provided in the Security Agreement to which this Annex A is attached (the "Agreement")), by their acceptance of the benefits of the Agreement, hereby designate ____________ (“____________” or the “Collateral Agent”) as the Collateral Agent to act as specified herein and in the Agreement. Each Secured Party shall be deemed irrevocably to authorize the Collateral Agent to take such action on its behalf under the provisions of the Agreement and any other Transaction Document (as such term is defined in the Purchase Agreement) and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Collateral Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Collateral Agent may perform any of its duties hereunder by or through its agents or employees.

2.        Nature of Duties. The Collateral Agent shall have no duties or responsibilities except those expressly set forth in the Agreement. Neither the Collateral Agent nor any of its partners, members, shareholders, officers, directors, employees or agents shall be liable for any action taken or omitted by it as such under the Agreement or hereunder or in connection herewith or therewith, be responsible for the consequence of any oversight or error of judgment or answerable for any loss, unless caused solely by its or their gross negligence or willful misconduct as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction. The duties of the Collateral Agent shall be mechanical and administrative in nature; the shall not have by reason of the Agreement or any other Transaction Document a fiduciary relationship in respect of any Debtor or any Secured Party; and nothing in the Agreement or any other Transaction Document, expressed or implied, is intended to or shall be so construed as to impose upon the Secured Parties any Secured Obligations in respect of the Agreement or any other Transaction Document except as expressly set forth herein and therein.

3.        Lack of Reliance on the Collateral Agent. Independently and without reliance upon the Collateral Agent, each Secured Party, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Company and its subsidiaries in connection with such Secured Party’s investment in the Debtors, the creation and continuance of the Secured Obligations, the transactions contemplated by the Transaction Documents, and the taking or not taking of any action in connection therewith, and (ii) its own appraisal of the creditworthiness of the Company and its subsidiaries, and of the value of the Collateral from time to time, and the Secured Parties shall have no duty or responsibility, either initially or on a continuing basis, to provide any Secured Party with any credit, market or other information with respect thereto, whether coming into its possession before any Secured Obligations are incurred or at any time or times thereafter. The Collateral Agent shall not be responsible to the Debtors or any Secured Party for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith, or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectability, priority or sufficiency of the Agreement or any other Transaction Document, or for the financial condition of the Debtors or the value of any of the Collateral, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of the Agreement or any other Transaction Document, or the financial condition of the Debtors, or the value of any of the Collateral, or the existence or possible existence of any default or Event of Default under the Agreement, any Triggering Events (as defined in the Certificate of Designations) set forth in the Certificate of Designations (or as applicable, any default or Event of Default under the Notes) or any of the other Transaction Documents.

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4.        Certain Rights of the Collateral Agent. The Collateral Agent shall have the right to take any action with respect to the Collateral, on behalf of all of the Secured Parties. To the extent practical, the Collateral Agent shall request instructions from the Secured Parties with respect to any material act or action (including failure to act) in connection with the Agreement or any other Transaction Document, and shall be entitled to act or refrain from acting in accordance with the instructions of a Majority in Interest; if such instructions are not provided despite the Secured Parties’ request therefor, the Collateral Agent shall be entitled to refrain from such act or taking such action, and if such action is taken, shall be entitled to appropriate indemnification from the Secured Parties in respect of actions to be taken by the Collateral Agent; and the Collateral Agent shall not incur liability to any person or entity by reason of so refraining. Without limiting the foregoing, (a) no Secured Party shall have any right of action whatsoever against the Collateral Agent as a result of the Collateral Agent acting or refraining from acting hereunder in accordance with the terms of the Agreement or any other Transaction Document, and the Debtors shall have no right to question or challenge the authority of, or the instructions given to, the Collateral Agent pursuant to the foregoing and (b) the Collateral Agent shall not be required to take any action which the Collateral Agent believes (i) could reasonably be expected to expose it to personal liability or (ii) is contrary to this Agreement, the Transaction Documents or applicable law.

5.        Reliance. The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to the Agreement and the other Transaction Documents and its duties thereunder, upon advice of counsel selected by it and upon all other matters pertaining to this Agreement and the other Transaction Documents and its duties thereunder, upon advice of other experts selected by it. Anything to the contrary notwithstanding, the Collateral Agent shall have no obligation whatsoever to any Secured Party to assure that the Collateral exists or is owned by the Debtors or is cared for, protected or insured or that the liens granted pursuant to the Agreement have been properly or sufficiently or lawfully created, perfected, or enforced or are entitled to any particular priority.

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6.        Indemnification. To the extent that the Collateral Agent is not reimbursed and indemnified by the Debtors, the Secured Parties will jointly and severally reimburse and indemnify the Collateral Agent, in proportion to their initially purchased respective principal amounts of Preferred Shares (or as applicable, the Notes), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Secured Parties in performing its duties hereunder or under the Agreement or any other Transaction Document, or in any way relating to or arising out of the Agreement or any other Transaction Document except for those determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction to have resulted solely from the Secured Parties’ own gross negligence or willful misconduct. Prior to taking any action hereunder as Collateral Agent, the Collateral Agent may require each Secured Party to deposit with it sufficient sums as it determines in good faith is necessary to protect the Collateral Agent for costs and expenses associated with taking such action.

7.        Resignation by the Collateral Agent.

(a)        The Collateral Agent may resign from the performance of all its functions and duties under the Agreement and the other Transaction Documents at any time by giving 30 days' prior written notice (as provided in the Agreement) to the Debtors and the Secured Parties. Such resignation shall take effect upon the appointment of a successor Secured Parties pursuant to clauses (b) and (c) below.

(b)        Upon any such notice of resignation, the Secured Parties, acting by a Majority in Interest, shall appoint a successor Collateral Agent hereunder.

(c)        If a successor Collateral Agent shall not have been so appointed within said 30-day period, the Collateral Agent shall then appoint a successor Collateral Agent who shall serve as Collateral Agent until such time, if any, as the Secured Parties appoint a successor Collateral Agent as provided above. If a successor Collateral Agent has not been appointed within such 30-day period, the Collateral Agent may petition any court of competent jurisdiction or may interplead the Debtors and the Secured Parties in a proceeding for the appointment of a successor Collateral Agent, and all fees, including, but not limited to, extraordinary fees associated with the filing of interpleader and expenses associated therewith, shall be payable by the Debtors on demand.

8.        Rights with respect to Collateral. Each Secured Party agrees with all other Secured Parties and the Collateral Agent (a) that it shall not, and shall not attempt to, exercise any rights with respect to its security interest in the Collateral, whether pursuant to any other agreement or otherwise (other than pursuant to this Agreement), or take or institute any action against the Collateral Agent or any of the other Secured Parties in respect of the Collateral or its rights hereunder (other than any such action arising from the breach of this Agreement) and (b) that such Secured Party has no other rights with respect to the Collateral other than as set forth in this Agreement and the other Transaction Documents. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent and the retiring Collateral Agent shall be discharged from its duties and Secured Obligations under the Agreement. After any retiring Collateral Agent’s resignation or removal hereunder as Collateral Agent, the provisions of the Agreement including this Annex A shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent.

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